Exhibit 99.1

Aeluma, Inc. Appoints Palvi Mehta, Pioneer Square Labs’
CFO and Operating Partner, to its Board of Directors

GOLETA, CA, November 18, 2021 - Aeluma, Inc. (the “Company”), a semiconductor company specializing in sensors and communications, announced today that it has appointed Palvi Mehta as a new member of its board of directors, effective December 1, 2021.

Commenting on the announcement, Aeluma CEO and founder, Jonathan Klamkin, PhD, stated, “Palvi is an experienced board member that brings more than 25 years of global financial experience to Aeluma’s board. She has served as a CFO of several high growth venture-backed technology companies as well as a venture fund, all of which have a focus on manufacturing, wireless, enterprise security, and SaaS. She will provide a wealth of knowledge to our board on governance and financial matters. Additionally, her unique experiences and abilities will be instrumental in shaping our strategy on partnerships and high-volume manufacturing.”

Ms. Mehta, age 54, currently serves as CFO and Operating Partner at Pioneer Square Labs, a Seattle-based startup studio and venture capital fund that has invested in more than 30 startups. From 2011-2018, she served as CFO of ExtraHop Networks, a global leader in real-time-security. She also previously served as CFO at NewPath Networks and RadioFrame Networks, both of which were sold to Fortune 500 companies. She began her career as a CPA at Ernst & Young. Ms. Mehta received the 2018 Executive Excellence Award from the Seattle Business Magazine, and the 2016 CFO of the Year Award for mid-size companies from the Puget Sound Business Journal. She earned a Bachelor’s degree in accounting and finance with the highest honors from the University of California, Berkeley.

Ms. Mehta commented, “Aeluma’s technology has the potential to disrupt not only the sensor space, but the semiconductor industry broadly with its innovative approach. I am delighted to join the board and look forward to creating and driving shareholder value.”

With its proprietary technology that combines high performance compound semiconductor nanomaterials with mass market silicon manufacturing, Aeluma is developing novel devices for sensors and communications. A primary focus of the Company is on sensors that generate images by detecting light in a manner similar to a digital camera taking pictures. The devices may incorporate additional functionality for 3D image capture when integrated into various system architectures. This technology has the potential to enhance the performance and capability of camera image sensors, Lidar, augmented reality, facial recognition, and other applications.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronic devices for sensing and communications applications. Aeluma has pioneered a technique to manufacture devices using high performance compound semiconductor materials on large diameter silicon wafers that are commonly used to manufacture mass market microelectronics. A primary focus of the Company is on sensors that generate images by detecting light in a manner similar to a digital camera taking pictures. The devices may incorporate additional functionality for 3D image capture when integrated into various system architectures. This technology has the potential to enhance the performance and capability of camera image sensors, Lidar, augmented reality, facial recognition, and other applications. Aeluma is developing a streamlined business model from its headquarters in Goleta, CA that has a state-of-the-art manufacturing cleanroom.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact Details:

Aeluma, Inc.
ir@aeluma.com

+1-805-242-1590